Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	For Immediate Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President of Investor Relations
	732-747-7800	732-747-7800

K. HOVNANIAN ENTERPRISES, INC. COMMENCES CONSENT SOLICITATIONS TO

AMEND SENIOR SECURED NOTES INDENTURES

RED BANK, NJ, September 11, 2014 – Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today that its wholly owned subsidiary, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), has commenced the solicitation of consents (the “Consent Solicitations”) to amend (the “Proposed Amendments”) each of the indentures (the “Indentures”) governing K. Hovnanian’s 7.25% Senior Secured First Lien Notes due 2020 (the “First Lien Notes”) and 9.125% Senior Secured Second Lien Notes due 2020 (the “Second Lien Notes,” each of the First Lien Notes and Second Lien Notes, a “Series” of Notes, and collectively, the “Notes”). The Consent Solicitation with respect to each Series of Notes is a separate Consent Solicitation and is not conditioned upon the other Consent Solicitation. The Consent Solicitations are being made in accordance with the terms and subject to the conditions stated in a Consent Solicitation Statement, dated September 11, 2014 (the “Consent Solicitation Statement”), and in a related Consent Form (together, the “Solicitation Documents”), to holders of record (“Holders”) as of 5:00 p.m., New York City time, on September 10, 2014 (the “Record Date”). As of the Record Date, the aggregate outstanding principal amount of the First Lien Notes was $577,000,000, and the aggregate outstanding principal amount of the Second Lien Notes was $220,000,000.

Each Consent Solicitation is scheduled to expire at 5:00 p.m., New York City time, on September 22, 2014, unless extended or earlier terminated (with respect to each Series of Notes, the “Expiration Date”). Holders of Notes who validly deliver consents to the applicable Proposed Amendments in the manner described in the Consent Solicitation Statement will be eligible to receive consent consideration equal to $2.50 per $1,000 principal amount of Notes for which consents have been validly delivered prior to the applicable Expiration Date (and not validly revoked). Holders providing consents after the applicable Expiration Date will not receive consent consideration. Consent consideration will be paid to consenting Holders as promptly as practicable after the satisfaction or waiver of the conditions to the Consent Solicitations, as further described in the Consent Solicitation Statement.

The purpose of the Consent Solicitations is to obtain from Holders approval of the Proposed Amendments to modify the definition of “Permitted Indebtedness” in each Indenture to permit K. Hovnanian, the Company and its Restricted Subsidiaries (as defined in each Indenture) to incur additional Indebtedness in an amount not to exceed $300.0 million (and refinancings thereof). K. Hovnanian and the Company continue to evaluate their capital structure and may, subject to market conditions and other considerations, including the terms of the Indentures, seek to raise additional debt capital. Neither Consent Solicitation is conditioned upon the consummation of any such debt offering. Adoption of the Proposed Amendments would not provide the Company with additional secured debt capacity under either Indenture.

The consummation of each Consent Solicitation is subject to a number of conditions that are set forth in the Consent Solicitation Statement, including, without limitation, (i) the receipt of the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes of the applicable Series (with respect to each Series of Notes, the “Requisite Consents”) prior to the applicable Expiration Date and (ii) the execution and effectiveness of a supplemental indenture effecting the Proposed Amendments to the applicable Indenture.

Consents may be revoked prior to the date the applicable supplemental indenture giving effect to the Proposed Amendments is executed and becomes effective (which, in each case, is expected to be promptly after receipt of the Requisite Consents for the applicable Series of Notes and may occur prior to the applicable Expiration Date if the Requisite Consents for such Series of Notes are received before then). If the Requisite Consents for a Series of Notes are received and the applicable supplemental indenture is executed and becomes effective, upon payment by K. Hovnanian of the consent consideration to the consenting Holders of Notes of the applicable Series, the applicable Proposed Amendments will be operative and be binding upon all holders of Notes of the applicable Series, whether or not such holders have delivered Consents. A more comprehensive description of the Consent Solicitations can be found in the Solicitation Documents.

J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are the Solicitation Agents in connection with the Consent Solicitations. Persons with questions regarding the Consent Solicitations should contact J.P. Morgan Securities LLC at (212) 270-1200 (collect) or (800) 245-8812 (toll-free) (Attention: Liability Management Group), Citigroup Global Markets Inc. at (212) 723-6106 (collect) or (800) 558-3745 (toll-free) (Attention: Liability Management Group) or Credit Suisse Securities (USA) LLC at (212) 325-2476 (collect) or (800) 820-1653 (toll-free) (Attention: Liability Management Group). Requests for copies of the Solicitation Documents and other related materials should be directed to Global Bondholder Services Corporation, the Information and Tabulation Agent for the Consent Solicitations, at (212) 430-3774 (collect) or (866) 470-4200 (toll-free).

K. Hovnanian’s obligations to pay the consent consideration are set forth solely in the Solicitation Documents. This press release and the Solicitation Documents shall not constitute an offer to sell nor a solicitation of an offer to purchase any Notes or other securities. The Consent Solicitations are being made only by, and pursuant to the terms of, the Solicitation Documents, and the information in this news release is qualified by reference to the Solicitation Documents. No recommendation is made, or has been authorized to be made, as to whether or not Holders of Notes should consent to the adoption of the Proposed Amendments pursuant to the Consent Solicitations. Each Holder of Notes must make its own decision as to whether to give its consent to the Proposed Amendments. The Consent Solicitations are not being made in any jurisdiction in which the making thereof would not be in compliance with the applicable laws of such jurisdiction. In any jurisdiction in which the Consent Solicitations are required to be made by a licensed broker or dealer, the Consent Solicitations will be deemed to be made on behalf of K. Hovnanian by the Solicitation Agents or one or more registered brokers or dealers licensed under the laws of such jurisdiction. None of the Company, K. Hovnanian, any Solicitation Agent or the Information and Tabulation Agent makes any recommendation in connection with the Consent Solicitations. Subject to applicable law, K. Hovnanian may amend, extend or terminate the Consent Solicitations.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Forward-Looking Statements

All statements in this press release that are not historical facts should be considered as “forward-looking statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of the sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) changes in market conditions and seasonality of the Company’s business; (4) changes in home prices and sales activity in the markets where the Company builds homes; (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (6) fluctuations in interest rates and the availability of mortgage financing; (7) shortages in, and price fluctuations of, raw materials and labor; (8) the availability and cost of suitable land and improved lots; (9) levels of competition; (10) availability of financing to the Company; (11) utility shortages and outages or rate fluctuations; (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (13) the Company’s sources of liquidity; (14) changes in credit ratings; (15) availability of net operating loss carryforwards; (16) operations through joint ventures with third parties; (17) product liability litigation, warranty claims and claims made by mortgage investors; (18) successful identification and integration of acquisitions; (19) significant influence of the Company’s controlling stockholders; (20) changes in tax laws affecting the after-tax costs of owning a home; (21) geopolitical risks, terrorist acts and other acts of war; and (22) other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.